EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Asia Global Holdings Corp. (formerly known as BonusAmerica Worldwide Corp.) of our report dated April 19, 2006, except for Note 11 which is September 11, 2006, relating to the financial statements as of December 31, 2005 and for the preceding two years then ended, which appear in the Annual Report to Shareholders and incorporated in this Annual Report on Form 10-KSB, as amended.

/s/ Clancy and Co., P.L.L.C.
Scottsdale, Arizona

October 6, 2006